EXHIBIT 5.1
Jason Kent
+1 212 479 6044
jkent@cooley.com
March 30, 2026
Solana Company
642 Newtown Yardley Road Suite 100
Newtown, Pennsylvania 18940
Ladies and Gentlemen:
We have acted as counsel to Solana Company, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-290429) (as so amended, the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the sale of the following securities:
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shares of Class A common stock, par value $0.001 per share, of the Company (the “Common Stock”);

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shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

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debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.2 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

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warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, (each, a “Warrant Agreement”); and

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units (the “Units”) consisting of any combination of Common Stock, Preferred Stock, Debt Securities, and Warrants, which may be issued pursuant to one or more unit agreements, to be dated on or about the date of the issuance of the Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company (each, a “Unit Agreement”).

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units, plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants and Units that may be registered pursuant to a registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.
Cooley LLP 55 Hudson Yards New York, NY 10001-2157
t: (212) 479-6000 f: (212) 479-6275 cooley.com

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Base Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, and (c) such other records, documents, certificates, opinions, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.
With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock or Debt Securities convertible into, or Warrants exercisable for, or Units that may be settled for Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into, or Warrants exercisable for, or Units that may be settled for Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture and Warrant Agreement will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities, upon exercise of any Warrants or upon settlement of any Units, such convertible Debt Securities, Warrants, or Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.
Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (the “DGCL”) and, as to the Debt Securities, the Warrants and the Units constituting binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
On the basis of the foregoing, in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
1.    With respect to the Common Stock offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (c) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants or settlement of any Units in accordance with their terms, will be validly issued, fully paid and nonassessable.

2.    With respect to the Preferred Stock offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (c) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (d) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants or settlement of any Units in accordance with their terms, will be validly issued, fully paid and nonassessable.
3.    With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (c) the Indenture has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (d) the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants or settlement of any Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).
4.    With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (c) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (d) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon the conversion of Debt Securities or the settlement of Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).
5.    With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the applicable Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action; (c) the applicable Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (d) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (e) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (f) the Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the applicable Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon the conversion of Debt Securities, the exercise of Rights or the settlement of Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).
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Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.
Very truly yours,
Cooley LLP
By:
/s/ Jason L. Kent

Jason L. Kent